Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

Overview

On June 30, 2022 (the “Effective Date”), Acutus Medical, Inc. (“Acutus” or the “Company”) completed its previously announced transaction with Medtronic, Inc. (together with its affiliates, “Medtronic”), in accordance with the Asset Purchase Agreement (the “Agreement”) executed on April 26, 2022, and pursuant to which the Company sold to Medtronic certain transseptal access and sheath assets (the "Assets"). The Assets include patents, trademarks, patent and trademark applications, know-how, copyrights, prototypes and other intellectual property owned or licensed by the Company, business records and documents (including regulatory and clinical materials), and manufacturing equipment related to the AcQCross® line of sheath-compatible septal crossing devices, AcQGuide® MINI integrated crossing device and sheath, AcQGuide® FLEX Steerable Introducer with integrated transseptal dilator and needle, and AcQGuide® VUE steerable sheaths (the “Products”).

The following unaudited pro forma condensed consolidated financial statements are intended to show how the transaction might have affected the historical financial statements of Acutus if the transaction had been completed at an earlier time as indicated therein. The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and were derived from the Company’s historical consolidated financial statements and are being presented to give effect to the sale of the Assets. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with:

i.	The accompanying notes to the unaudited pro forma condensed consolidated financial statements;
ii.

The audited historical financial statements of the Company and its subsidiaries, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 30, 2022; and

iii.	The unaudited interim historical consolidated financial statements of the Company and its subsidiaries, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2022 filed with the SEC on August 11, 2022.

The unaudited pro forma condensed consolidated financial statements of the Company are based on available information and assumptions that the Company’s management believes are reasonable as of the date of this filing. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2021 and the six months ended June 30, 2022 present the Company’s results of operations as if the transaction had occurred on January 1, 2021, the beginning of the earliest period presented. An unaudited pro forma condensed consolidated balance sheet is not presented as the transaction closed on June 30, 2022 and the balance sheet effects of the transaction are already included in the Company's condensed consolidated balance sheet as of June 30, 2022.

The unaudited pro forma condensed consolidated financial statements do not purport to represent the Company’s actual consolidated results of operations or financial condition had the transaction occurred on the date assumed, nor are they indicative of the Company’s future consolidated results of operations or financial condition.

Article 11 of Regulation S-X. Article 11 of Regulation S-X requires that pro forma financial information include the following pro forma adjustments to the historical financial statements of the registrant as follows:

•	Transaction Accounting Adjustments - Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

•	Autonomous Entity Adjustments - Adjustments that are necessary to reflect the operations and financial position of the registrant if the registrant was previously part of another entity. There are no autonomous entity adjustments included in the pro forma financial information since the Company currently operates, and after the completion of the transaction will continue to operate, as an independent, standalone entity.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in our disclosures as management adjustments. The unaudited pro forma condensed consolidated financial statements do not include management adjustments to reflect any potential synergies that may be achievable, or dis-synergy costs that may occur, in connection with the sale of the Assets. The Company has determined not to reflect such adjustments because it does not believe presenting such adjustments would enhance an understanding of the pro forma effects of the transaction.

The transaction accounting adjustments to reflect the sale of the Assets in the unaudited pro forma condensed consolidated financial statements include:

•	The sale of the Assets pursuant to the Agreement and the elimination of operating results related to the Assets.

•	The estimated gain on the sale of the Assets.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are based upon estimates by the Company’s management, which are based upon available information and certain assumptions that the Company’s management believes are reasonable as of the date of this filing. The unaudited pro forma condensed consolidated financial statements are not intended to be results of operations that would have been achieved had the transaction been consummated as of the date indicated above, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

ACUTUS MEDICAL, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the six months ended June 30, 2022

(Unaudited)

	Historical Acutus	Transaction Accounting Adjustments
	(a)	(b)	Notes	Pro Forma
(in thousands, except share and per share amounts)
Revenue	$7,757	$(1,300)	(1)	$6,457

Costs and operating expenses
Cost of products sold	16,638	(1,145)	(1)	15,493
Research and development	15,938	(308)	(1)	15,630
Selling, general and administrative	28,528	(218)	(1)	28,310
Goodwill impairment	12,026	—		12,026
Restructuring	949	—		949
Change in fair value of contingent consideration	955	—		955
Gain on sale of business	(43,575)	43,575	(1)	—
Total costs and operating expenses	31,459	41,904		73,363
Loss from operations	(23,702)	(43,204)		(66,906)

Total other expense, net
Loss on debt extinguishment	(7,947)	—		(7,947)
Interest income	51	—		51
Interest expense	(2,701)	—		(2,701)
Total other expense, net	(10,597)	—		(10,597)
Loss before income taxes	(34,299)	(43,204)		(77,503)
Income tax benefit	—	—		—
Net loss	$(34,299)	$(43,204)		$(77,503)

Net loss per common share, basic and diluted	$(1.22)			$(2.75)
Weighted average shares outstanding, basic and diluted	28,229,338			28,229,338

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ACUTUS MEDICAL, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2021

(Unaudited)

	Historical Acutus	Transaction Accounting Adjustments
	(a)	(b)	Notes	Pro Forma
(in thousands, except share and per share amounts)
Revenue	$17,263	$(1,967)	(1)	$15,296

Costs and operating expenses
Cost of products sold	32,925	(1,845)	(1)	31,080
Research and development	36,683	(890)	(1)	35,793
Selling, general and administrative	63,523	(574)	(1)	62,949
Change in fair value of contingent consideration	(3,746)	—		(3,746)
Gain on sale of business	—	(43,459)	(1)	(43,459)
Total costs and operating expenses	129,385	(46,768)		82,617
Loss from operations	(112,122)	44,801		(67,321)

Total other expense, net
Interest income	116	—		116
Interest expense	(5,677)	—		(5,677)
Total other expense, net	(5,561)	—		(5,561)
Loss before income taxes	(117,683)	44,801		(72,882)
Income tax benefit	—	—		—
Net loss	$(117,683)	$44,801		$(72,882)

Net loss per common share, basic and diluted	$(4.11)			$(2.54)
Weighted average shares outstanding, basic and diluted	28,654,313			28,654,313

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

On June 30, 2022 (the “Effective Date”), Acutus Medical, Inc. (the “Company”) completed its previously announced transaction with Medtronic, Inc. (together with its affiliates, “Medtronic”), in accordance with the Asset Purchase Agreement (the “Agreement”) executed on April 26, 2022, and pursuant to which the Company sold to Medtronic certain transseptal access and sheath assets (the "Assets"). The Assets include patents, trademarks, patent and trademark applications, know-how, copyrights, prototypes and other intellectual property owned or licensed by the Company, business records and documents (including regulatory and clinical materials) and manufacturing equipment related to the AcQCross® line of sheath-compatible septal crossing devices, AcQGuide® MINI integrated crossing device and sheath, AcQGuide® FLEX Steerable Introducer with integrated transseptal dilator and needle, and AcQGuide® VUE steerable sheaths (the “Products”). Pursuant to the Agreement, Medtronic paid $50.0 million at the first closing (“First Closing”) for, among other things, intellectual property rights to the Products and certain equipment used in the manufacturing of the Products, of which $4.0 million was paid into an indemnity escrow account for a period of 18 months following the First Closing. The Company is also eligible to receive the following contingent cash consideration pursuant to the Agreement;

(i)	$20.0 million upon the Company’s completion, to the reasonable satisfaction of Medtronic, of certain conditions set forth in the Agreement relating to the Company becoming a qualified supplier of Medtronic for the Products, including demonstration of ISO 14971:2019 compliance, completion of certain test method validations and compliance with certain other reporting requirements (the “OEM Earnout”);

(ii)	$17.0 million upon the earlier of (A) the Second Closing (as defined below) or (B) the Company’s initial submission for CE Mark certification of the Products under the European Union Medical Devices Regulation, to the reasonable satisfaction of a third-party regulatory consultant; subject to certain other conditions as set forth in the Agreement (the “Transfer Earnout”). The Transfer Earnout will be reduced to $13.0 million if the Second Closing does not occur, or if the Transfer Earnout is not achieved, within 15 months of the First Closing; and

(iii)	amounts equal to 100%, 75%, 50% and 50% of Net Sales (as defined in the Agreement) from the Products achieved over each of the four years, respectively, following Medtronic’s first commercial sale of a Product after achievement of the OEM Earnout.

None of the above milestones were achieved as of June 30, 2022.

A second closing will occur on a date determined by Medtronic but no later than the fourth anniversary of the First Closing, subject to the satisfaction of customary closing conditions (the “Second Closing”). The Agreement provides that the Company may continue to sell the Products to third parties prior to achievement of the OEM Earnout. Following achievement of the OEM Earnout, the Company will manufacture the Products exclusively for Medtronic pursuant to a distribution agreement executed between the parties. At the Second Closing, Medtronic will acquire certain additional assets relating to the Products, primarily supplier agreements and permits and design and specification files required for Medtronic to become the manufacturer of record of the Products.

The unaudited pro forma condensed consolidated financial statements reflect the following:

(a)	The Company’s condensed consolidated statements of operations for the year ended December 31, 2021 and for the six months ended June 30, 2022.

(b)	Adjustments to reflect the sale of the Assets pursuant to the Agreement. Specific adjustments related to this presentation include the following:

(1).

Adjustments to eliminate the revenue, costs of products sold, and operating expenses of the Assets for the periods presented.

As described above the pro forma statements of operations present the Company’s results as if the transaction had occurred on January 1, 2021.  No proceeds from earnout payments were included in the pro forma financial statements as they are contingent upon certain milestones and will be accounted for upon the achievement of such milestones. The estimated gain of $43.9 million related to the sale of the Assets has been included in the pro forma condensed consolidated statement of operations for the year ended December 31, 2021.